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                                  EXHIBIT 10.2

                    CONSULTING AGREEMENT AND GENERAL RELEASE

         THIS Consulting Agreement and General Release (hereinafter "Agreement") is made this 22 day of April, 2002, by and between Sterling Financial Corporation, a Pennsylvania business corporation having its principal office at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 and John E. Stefan, an adult individual residing at 1315 Stillwater Road, Lancaster, Pennsylvania 17601 (hereinafter "Stefan").

         WHEREAS, Stefan desires to end his Executive Employment Agreement entered by Stefan, Sterling Financial Corporation and Bank of Lancaster County, N.A. and dated July 27, 1999 (hereinafter "Employment Agreement") and retire effective as of the close of business on April 30, 2002; and

         WHEREAS, Stefan will continue to serve as Chairman of the Board of Directors of Sterling Financial Corporation through April 30, 2003 and remain on the Board of Directors of Sterling Financial Corporation through the end of his term in 2004 and thereafter, as decided by the Board of Directors of Sterling Financial Corporation; and

         WHEREAS, Stefan will provide consulting services to Sterling Financial Corporation from May 1, 2002 through April 30, 2003; and

         WHEREAS, Sterling Financial Corporation and Stefan desire to resolve their employment relationship in a final and definitive manner, including their mutual obligations under the Employment Agreement and to avoid any protracted issues and disputes between them; and

         WHEREAS, Sterling Financial Corporation recognizes Stefan's many years of loyal, dedicated and distinguished service,

         NOW THEREFORE, IN CONSIDERATION of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. RELEASE. Effective April 30, 2002, Stefan will end his employment and retire from all offices and positions with Sterling Financial Corporation, Bank of Lancaster County, N.A. and their subsidiaries and affiliates, provided, however, that he will continue to serve as Chairman and a member of the Board of Directors of Sterling Financial Corporation, consistent with Section 3 of this Agreement. For and in consideration of the benefits provided to Stefan under a Supplemental Executive Retirement Plan and the agreements and commitments set forth in this Agreement, including the continuation of benefits, Stefan does hereby knowingly and voluntarily release and forever discharge, both jointly and severally, Sterling Financial Corporation and all of its subsidiaries, divisions, affiliates, and its officers, directors, employees, shareholders, servants, agents and attorneys in their official and individual capacities, together with their predecessors, successors and/or assigns (hereinafter "Sterling") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, damages, judgments, claims and/or demands whatsoever, in law or in equity, (hereinafter collectively referred to as "claims"), whether known or unknown to Stefan, which Stefan ever had, now has or may or might in the future have against Sterling, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to or on the date of execution of this Agreement, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on, or do or may arise out of, or are or may be related to or with (i) the employment relationship which existed between Stefan and Sterling and subsequent termination thereof; (ii) those claims arising under any state fair employment practices act and/or any law, ordinance or regulation promulgated by any county, municipality or other state subdivision; (iii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written), including the Employment Agreement entered by Stefan, Sterling Financial Corporation and Bank of Lancaster County, N.A. and dated July 27, 1999 and the Release that was entered by Stefan, Sterling Financial Corporation and Bank of Lancaster County, N.A., addressing the transition of Stefan's duties as President and Chief Executive Officer of Sterling Financial Corporation; (v) those claims for retaliatory or wrongful discharge of any kind;
(vi) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those claims for outrageous conduct; (viii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (ix) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (x) those claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; (xi) those claims under the National Labor Relations Act, 29 U.S.C. Section 51 et seq.; (xii) those claims arising under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq.; (xiii) those claims arising under the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq.; (xiv) those claims arising under the Civil Rights Act of 1866 or 1871, 42 U.S.C. Section 1981 et seq.; (xv) those claims arising under the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601, et seq.; (xvi) those claims arising under any state or federal handicap age or disability discrimination law or act; (xvii) those claims arising from any damages suffered at any time after the date of this Agreement by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts which occurred on or before the date of the execution of this Agreement; (xviii) those claims arising under Pennsylvania Workers' Compensation laws; (xix) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal), including, without limitation, any claims brought pursuant to the Pennsylvania Human Relations Act, 43 P.S. Section 951 et seq.; (xx) any and all other claims arising under the law or in equity; (xxi) any and all other claims asserted or which could have been asserted by Stefan in any other charges or claims of alleged violation of any applicable law, rule, ordinance or regulation; and
(xxii) any and all claims for any remedies which might otherwise be available to him including, without limitation, claims for contract or tort damages, punitive or exemplary damages, special damages, compensatory damages, consequential damages, lost benefits of any kind including, without limitation, life insurance, sick pay, severance pay or medical benefits, recovery of attorneys' fees, costs, expenses of any kind, and reinstatement to a position of employment or reemployment with Sterling. It is understood and agreed that the waiver of benefits contained in the preceding sentence does not include the waiver of any vested, non-forfeitable pension, profit


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sharing or other retirement benefits to which Stefan is entitled through an existing or prior retirement or profit sharing program, and the consideration specified in this Section. Stefan further covenants that he has not filed any charge, complaint or action before any federal, state or local administrative agency or court against Sterling and that he shall not sue Sterling or participate in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

2. REVIEW OF AGREEMENT. Stefan acknowledges and promises that he has carefully reviewed, studied and thought over the terms of this Agreement and that all questions concerning this Agreement have been answered to his satisfaction. Stefan acknowledges that he has been advised to consult with his private attorney prior to executing this Agreement. Stefan further agrees, acknowledges, and promises that prior to execution of this Agreement, he was encouraged and afforded the opportunity to review it with any professional on his behalf, including his accountant or tax advisor, and that, to the extent desired, he has availed himself of that opportunity. Stefan does further acknowledge and agree that he was given a period of at least twenty-one (21) days within which to consider this Agreement, that he has had this Agreement in his possession for a reasonable amount of time, and that he has had the opportunity to consider and reflect upon the terms of this Agreement before signing or executing it. Stefan does further acknowledge and agree that he knowingly and voluntarily entered into and executed this Agreement after deliberate consideration and that he was not coerced, pressured or forced in any way by Sterling or anyone else to accept the terms of this Agreement, and that the decision to accept the terms of this Agreement was entirely his own after an opportunity for full consultation with his attorney. Stefan also acknowledges and agrees that he fully understands that he may be giving up certain legal rights by entering into this Agreement. Stefan also acknowledges that he understands that he has seven (7) days to revoke this Agreement following its execution by mailing written notice of revocation postmarked within that seven
(7) day period to: Kathy Prime, Senior Vice President, Human Resources, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, PA 17601.

By placing his initials at the end of this paragraph, Stefan acknowledges that he has been informed about his rights and that he specifically waives any claim that he may have arising under the Older Workers Benefits Protection Act, and that he has had an opportunity to consult with his attorney regarding his rights, that he has been advised of the requirement that Sterling allow him twenty-one (21) days to consider this waiver, and that he may revoke the waiver, once given, at any time during the seven (7) day period following the signing of the waiver.

                                                                        --------
                                                                        JES


3. BOARD SERVICE. Sterling and Stefan agree that Stefan will continue to serve as Chairman of the Board of Directors of Sterling Financial Corporation through April 30, 2003 and thereafter, as decided by the Board of Directors of Sterling Financial Corporation. Stefan will remain on the Board of Directors of Sterling Financial Corporation through the end of his term in 2004 and thereafter, as decided by the Board of Directors of Sterling Financial Corporation.


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

Stefan shall continue to perform and discharge well and faithfully duties as Chairman of the Board of Directors as may be assigned to Stefan by the Board of Directors of Sterling Financial Corporation. Stefan shall not be entitled to receive directors' fees from Sterling Financial Corporation during the Consulting Period (as defined in Section 4 of this Agreement).

4. CONSULTING SERVICES. For the period of May 1, 2002 through April 30, 2003 (hereinafter the "Consulting Period"), Stefan shall provide consulting services to the President and Chief Executive Officer and senior management team of Sterling Financial Corporation to assist them in their new management roles, at the request of Sterling Financial Corporation's President and Chief Executive Officer. It is anticipated that services provided will include business development, board development and education, assistance in strategic planning and clarification of company vision.

5. PAYMENTS FOR SERVICES. For services performed by Stefan under this Agreement, Sterling Financial Corporation shall pay Stefan an annual fee of One Hundred Forty-Five Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($145,833.33), payable in four (4) equal monthly installments, beginning in January 2003. No taxes or other deductions will be withheld from the payments. Sterling Financial Corporation will provide Stefan with Internal Revenue Service Form 1099, reflecting the fees that Sterling Financial Corporation pays Stefan for the consulting services that Stefan provides to Sterling and its management team. If a Change in Control (as defined in the Employment Agreement, provided, however, that a consolidation or merger of the subsidiaries of Sterling Financial Corporation, as approved by the Board of Directors of Sterling Financial Corporation, shall not constitute a Change in Control) shall occur, Stefan may elect to receive the fees owed to him by Sterling Financial Corporation for consulting services in one lump sum payment.

6. CONTINUATION OF BENEFITS. For and in consideration of the agreements and commitments set forth in this Agreement, including Stefan's execution of the release contained in this Agreement, Sterling Financial Corporation will continue to provide Stefan with the benefits identified in this Section 6 until Stefan reaches age 65. Sterling Financial Corporation will continue to reimburse Stefan for any and all initiation fees, membership dues, assessments, and reasonably related business expenses associated with Stefan's membership in Lancaster Country Club, Bent Creek Country Club, Country Club of Hershey (and any successor thereto) and Hamilton Club. In addition, Sterling Financial Corporation shall provide Stefan with exclusive use of an automobile to be selected by Stefan at the end of Stefan's current lease, provided that the automobile selected must be consistent with the models that Stefan previously leased during his employment with Sterling. Sterling Financial Corporation shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other operating and incidental expenses, including registration, fuel and oil. Sterling Financial Corporation will also provide Stefan with continued use of the office space that he occupied at Sterling Financial Corporation's North Pointe office building during his employment with Sterling, until Sterling Financial Corporation and Stefan mutually designate other space in the North Pointe office building. Sterling Financial Corporation will provide the latter office space to Stefan until he reaches age 65. Finally, Sterling Financial Corporation will continue to reimburse Stefan for any and all fees, costs and reasonably related business expenses associated with his participation and


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


attendance at the Shesnoff conferences that he traditionally attended during his employment with Sterling, provided, however, that such reimbursement does not preclude any member of Sterling's senior management team from attending any Shesnoff conferences.

7.       RESTRICTIVE COVENANT.


(a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Sterling and accordingly agrees that, during the Consulting Period, Stefan shall not, except as otherwise permitted in writing by Sterling Financial Corporation:

         (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including financial or bank holding company) or financial services industry, or (2) any other activity in which Sterling is engaged during the Consulting Period or was engaged at any time during Stefan's employment with Sterling, within one hundred (100) miles of Sterling's main offices at 101 North Pointe Boulevard, Lancaster, Pennsylvania, 17601, including areas located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

         (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including financial or bank holding company) or financial services industry, or (2) any other activity in which Sterling is engaged during the Consulting Period or was engaged at any time during Stefan's employment with Sterling, in the Non-Competition Area; or

         (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a referral source or customer of Sterling at any time during the Consulting Period or was a referral source or customer of Sterling at any time during Stefan's employment with Sterling; or

         (iv) directly or indirectly solicit, induce or encourage any employee of Sterling, who is employed at any time during the Consulting Period or was an employee of Sterling at any time during Stefan's employment with Sterling, to seek, obtain or accept employment with any person other than Sterling.

(b) It is expressly understood and agreed that, although Sterling and Stefan consider the restrictions contained in this Section 7 to be reasonable for the purpose of preserving for Sterling, its good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 7 is an unreasonable or otherwise unenforceable restriction against Stefan, the provisions of this Section 7 shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.



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

8. UNAUTHORIZED DISCLOSURE. During the term of the Consulting Period, or at any later time, Stefan shall not, without the written consent of the Board of Directors of Sterling Financial Corporation or a person authorized thereby, knowingly disclose to any person, other than an employee or director of Sterling Financial Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Stefan of his consulting duties, any material confidential information obtained by him during his employment with Sterling or the Consulting Period, with respect to any of Sterling's services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices the disclosure of which could be or will be damaging to Sterling; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Stefan or any person with the assistance, consent or direction of Stefan) or any information of a type not otherwise considered confidential by persons engaged in the same business of a business similar to that conducted by Sterling or any information that must be disclosed as required by law.

9. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Stefan and an executive officer specifically designated by the Board of Directors of Sterling Financial Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10. ASSIGNMENT. This Agreement shall not be assignable by any party, except by Sterling to any successor in interest to their respective businesses.

11. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear their own attorney's fees and costs.

12.      SUCCESSORS; BINDING AGREEMENT.

(a) Sterling will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Sterling Financial Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sterling Financial Corporation would be required to perform it if no such succession had taken place.

(b) This Agreement shall inure to the benefit of and be enforceable by Stefan's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Stefan should die and any amounts would be payable to Stefan under this Agreement if Stefan had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Stefan's devisee, legatee, or other designee, or, if there is no such designee, to Stefan's estate.


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13.      VALIDITY. The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

15. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

16. PRONOUNS. Any pronouns used in this Agreement are intended to refer to Stefan, regardless of the pronoun's gender.

17. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:



         IF TO STEFAN:                           Mr. John E. Stefan
         -------------                           1315 Stillwater Road
                                                 Lancaster, Pennsylvania 17601


         IF TO STERLING FINANCIAL CORPORATION:   Mr. J. Roger Moyer, Jr.
         -------------------------------------   President and CEO
                                                 Sterling Financial Corporation
                                                 101 North Pointe Boulevard
                                                 Lancaster, PA 17601

         or to such other address as either party may have furnished to the other in writing, except that notices of change of address shall be effective only upon actual receipt.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                                     STERLING FINANCIAL CORPORATION



 /s/ Tamara L. Coleman                      By   /s/ Garth Sprecher
-------------------------------                  -------------------------------



WITNESS:                                    "Stefan"



 /s/ Kathleen A. Prime                      /s/ John E. Stefan
-------------------------------             ------------------------------------
                                            John E. Stefan




141710


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